Exhibit 99.1

SurgePays Reports Full Year 2025 Results and Highlights Scalable Growth Model with Improved Cost Structure Entering 2026

Reduced Cash Burn and Expansion Across Multiple Revenue Channels Support a More Efficient Growth Model

BARTLETT, Tenn., April 14, 2026 — SurgePays, Inc. (NASDAQ: SURG) (“SurgePays” or the “Company”), a wireless and fintech technology company connecting subprime and underserved consumers to essential mobile and financial services, today reported its financial results for the year ended December 31, 2025.

Brian Cox, President and CEO of SurgePays, stated, “2025 was a year where we demonstrated the scalability of our platform and repositioned the business for more disciplined growth. We delivered steady sequential revenue growth through the first three quarters, increasing from approximately $10.6 million in Q1 to $11.5 million in Q2, and reaching $18.7 million in Q3. That third quarter demonstrated how quickly we can scale when capital is deployed into subscriber growth.”

Mr. Cox continued, “In Q3, we deployed capital into subscriber acquisition and saw a clear step-function increase in revenue. In Q4, we reduced that level of spend to prioritize capital efficiency. While revenue declined sequentially from Q3, it remained significantly higher than the fourth quarter of 2024. The key takeaway is that we have demonstrated both the ability to scale and discipline to manage that growth.”

“Equally important, we materially improved our cost structure. Total general and administrative expenses declined to approximately $20.1 million in 2025 from $27.5 million in 2024. Q4 included items that are not indicative of our current operating run rate, including legal and certain non-cash expenses. Since year end, we have taken additional actions to reduce operating expenses. Based on those actions, we estimate our current monthly cash burn at the end of the first quarter of 2026 to be approximately $250,000 to $300,000.”

Mr. Cox added, “Today, SurgePays is operating with multiple revenue channels, including government-subsidized wireless, LinkUp Mobile prepaid, wholesale MVNE relationships, and our point-of-sale fintech and data platforms. We are no longer dependent on a single program. With an established retail footprint of more than 9,000 locations, a customer acquisition engine through ProgramBenefits.com, and additional monetization initiatives such as our Managed Marketing Services platform, we are positioned to grow in a more controlled and capital efficient way.”

Full Year 2025 Operational Highlights:

●	Repositioned the business following the conclusion of the Affordable Connectivity Program, expanding across multiple revenue channels, including wireless, wholesale, and fintech solutions.
●	Generated $13.5 million in MVNO revenue, representing approximately 24% of total revenue for the year.
●	Completed integration with the AT&T best-in-class network, strengthening network performance and service quality.
●	Launched LinkUp Mobile nationwide, expanding prepaid wireless offerings and contributing to growth in the Point-of-Sale and Prepaid Services segment, which generated approximately $43.5 million, or approximately 76% of total revenue.
●	Continued expansion of the Company’s retail distribution network, supporting wireless activations and fintech transactions across more than 9,000 locations.
●	Advanced MVNE platform capabilities, supporting wholesale wireless enablement opportunities.
●	Launched ProgramBenefits.com, establishing a scalable digital channel for customer acquisition and monetization beyond wireless services.
●	Executed cost optimization initiatives, reducing general and administrative expenses by approximately 28% year over year.

Subsequent Operational Highlights:

●	LinkUp Mobile surpassed 100,000 subscriber lines, reflecting continued momentum in the Company’s prepaid wireless business.
●	Expanded digital acquisition initiatives through ProgramBenefits.com.
●	Deployed the Company’s Managed Marketing Services platform, enabling in-store digital advertising and introducing an additional monetization layer.
●	Initiated buy-one-get-one promotional campaign to drive subscriber growth and increase market penetration.
●	Entered into a strategic partnership with Alpha Modus to expand distribution of fintech and consumer engagement solutions.
●	Launched a fully integrated stored value and loyalty platform, enabling merchants to offer branded gift cards, store credit, and loyalty programs through the SurgePays point-of-sale system.

Full Year 2025 Financial Highlights:

●	Revenue totaled approximately $57.0 million, compared to $60.9 million in 2024, reflecting the expected impact from the conclusion of the Affordable Connectivity Program in mid-2024 and the Company’s transition to a more diversified revenue model.
●	Gross loss improved to approximately $(10.6) million, compared to $(14.3) million in 2024.
●	Total general and administrative expenses declined to approximately $20.1 million, compared to $27.5 million in 2024.
●	Operating loss improved to approximately $(30.7) million, compared to $(41.8) million in 2024.

Fourth Quarter and Full Year 2025 Financial Results Conference Call

Date: Tuesday, April 14, 2026

Time: 5:00 p.m. ET

Dial-in Number: 1-888-506-0062

Access Code: 395490

Webcast: https://ir.surgepays.com/company-events

Replay of the webcast will be available for a one year period.

About SurgePays, Inc.

SurgePays, Inc. (NASDAQ: SURG) is a wireless and fintech technology company focused on expanding access to essential mobile and financial services for subprime and underserved consumers. The Company operates a nationwide ecosystem that includes its own wireless brands and a proprietary point of sale platform inside thousands of retail locations. This infrastructure supports SIM activations, top-ups, financial transactions, and other digital services used daily by prepaid and underbanked customers.

SurgePays is building on this foundation by expanding into data driven marketing and digital partnerships that monetize verified consumer engagement and increase revenue per retail location. The Company’s strategy is to build an integrated platform that serves as the operating system for independent retailers while creating recurring revenue streams across wireless, fintech, digital marketing, and stored value programs.

Visit www.SurgePays.com for more information.

SurgePays Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties and generally relate to future events or our future financial or operating performance. These statements may include projections, guidance, or other estimates regarding revenue, cash flow, business growth, market expansion, or customer acquisition, and statements regarding subscriber growth, distribution expansion, and operating scale.

In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or similar terminology.

Although we believe the expectations reflected in these forward-looking statements are reasonable, they involve known and unknown risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, our ability to scale our prepaid wireless business, maintain retail distribution relationships, expand our merchant platform, and achieve anticipated subscriber growth.

Additional information regarding these and other risks can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The forward-looking statements in this press release speak only as of the date they are made, and the Company undertakes no obligation to update them except as required by law.

Investor Contact:

Valter Pinto

Managing Director

KCSA Strategic Communications

212.896.1254

SurgePays@KCSA.com

SurgePays, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024

Assets

Current Assets
Cash and cash equivalents	$1,731,400	$11,790,389
Restricted cash - line of credit reserve	281,811	-
Restricted cash - held in escrow	-	1,000,000
Accounts receivable - net	4,045,162	3,000,209
Inventory	339,570	1,781,365
Prepaids and other	581,823	298,360
Total Current Assets	6,979,766	17,870,323

Property and equipment - net	403,517	591,088

Other Assets
Note receivable	-	176,851
Intangibles - net	819,153	1,472,962
Goodwill	-	3,300,000
Operating lease - right of use asset - net	313,410	564,781
Total Other Assets	1,132,563	5,514,594

Total Assets	$8,515,846	$23,976,005

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$10,219,011	$3,929,195
Accounts payable and accrued expenses - related party	117,546	192,845
Operating lease liability	219,997	248,069
Notes payable	1,834,008	-
Note payable - related party	2,730,796	1,689,367
Convertible notes payable - net	3,068,878	-
Total Current Liabilities	18,190,236	6,059,476

Long Term Liabilities
Note payable - related party	-	1,866,288
Notes payable - SBA government	458,334	469,396
Operating lease liability	99,235	319,232
Convertible notes payable - net	5,170,860	-
Total Long Term Liabilities	5,728,429	2,654,916

Total Liabilities	23,918,665	8,714,392

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized 21,847,927 and 20,431,549 shares issued and 21,151,974 and 20,068,929 shares outstanding, at December 31, 2025 and December 31, 2024, respectively	21,852	20,435
Additional paid-in capital	83,246,736	76,842,878
Treasury stock - at cost (695,953 and 362,620 shares, respectively)	(1,631,966)	(631,967)
Accumulated deficit	(96,984,297)	(60,915,427)
Stockholders’ equity (deficit)	(15,347,675)	15,315,919
Non-controlling interest	(55,144)	(54,306)
Total SurgePays Inc. Stockholders’ Equity (Deficit)	(15,402,819)	15,261,613

Total Liabilities and Stockholders’ Equity (Deficit)	$8,515,846	$23,976,005

SurgePays, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended December 31,
	2025	2024

Revenues, net	$56,962,920	$60,881,173

Costs and expenses
Cost of revenues	67,551,811	75,205,372
General and administrative expenses	20,071,121	27,458,152
Total costs and expenses	87,622,932	102,663,524

Loss from operations	(30,660,012)	(41,782,351)

Other income (expense)
Interest expense (including amortization of debt discount)	(2,003,935)	(554,200)
Loss on lease termination - net	-	(194,863)
Other income	7,140	636,868
Interest income	63,950	105,395
Realized gains - investments	-	13,613
Dividends, interest and other income - investments	-	355,549
Gain on investment in CenterCom	-	33,864
Impairment loss - note receivable	(176,851)	-
Impairment loss - CenterCom	-	(498,273)
Impairment loss - internal use software development costs	-	(316,594)
Impairment loss - goodwill	(3,300,000)	(866,782)
Total other income (expense) - net	(5,409,696)	(1,285,423)

Net income (loss) before provision for income taxes	(36,069,708)	(43,067,774)

Provision for income tax benefit (expense)	-	(2,870,000)

Net income (loss) including non-controlling interest	(36,069,708)	(45,937,774)

Non-controlling interest	(838)	(208,550)

Net income (loss) available to common stockholders	$(36,068,870)	$(45,729,224)

Earnings per share - attributable to common stockholders
Basic	$(1.80)	$(2.39)
Diluted	$(1.80)	$(2.39)

Weighted average number of shares outstanding - attributable to common stockholders
Basic	20,085,138	19,119,181
Diluted	20,085,138	19,119,181

SurgePays, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2025	2024

Operating activities
Net loss - including non-controlling interest	$(36,069,708)	$(45,937,774)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	859,970	942,450
Amortization of right-of-use assets	251,371	126,970
Amortization of debt discount/debt issue costs	759,926	-
Amortization of internal use software development costs	-	222,830
Impairment loss - CenterCom	-	498,273
Impairment loss - internal use software development costs	-	316,594
Impairment loss - goodwill - Clearline	2,500,000	866,782
Impairment loss - goodwill - Torch	800,000	-
Impairment loss - note receivable	176,851	-
Stock issued for services	641,430	411,740
Recognition of stock based compensation - unvested shares - related parties	939,990	6,752,706
Recognition of share based compensation - options	1,149,449	986,244
Recognition of share based compensation - options - related party	552,286	622,949
Realized gain in sale of investments	-	(13,613)
Interest expense adjustment - SBA loans	-	19,750
Right-of-use asset lease payment adjustment true up	-	(267,347)
Gain on equity method investment - CenterCom	-	(33,864)
Cash paid for lease termination	-	(212,175)
Loss on lease termination - net	-	194,863
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(1,044,953)	6,535,865
Inventory	1,441,795	7,265,229
Prepaids and other	(283,463)	(136,427)
Deferred income taxes - net	-	2,835,000
Increase (decrease) in
Accounts payable and accrued expenses	6,355,272	(2,509,925)
Accounts payable and accrued expenses - related party	(75,299)	(356,388)
Accrued income taxes payable	-	(570,000)
Deferred revenue	-	(20,000)
Operating lease liability	(248,069)	148,665
Net cash used in operating activities	(21,293,152)	(21,310,603)

Investing activities
Purchase of property and equipment	(18,590)	(518,189)
Purchase of investments - net	-	(10,159,444)
Proceeds from sale of investments	-	10,173,057
Cash paid for acquisition of Clearline Mobile, Inc.	-	(2,500,000)
Net cash used in investing activities	(18,590)	(3,004,576)

Financing activities
Proceeds from stock issued for cash	1,774,636	17,249,994
Proceeds from exercise of common stock warrants	-	8,799,257
Cash paid as direct offering costs - common stock	(123,197)	(1,395,000)
Proceeds from issuance of notes payable	6,628,811	-
Repayments of notes payable	(4,751,765)	-
Proceeds from issuance of convertible notes payable	8,450,000	-
Cash paid as direct offering costs - convertibles note payable	(608,000)	-
Repayments of loans - related party	(824,859)	(1,527,899)
Repayments on notes payable - SBA government	(11,062)	(10,877)
Treasury shares repurchased (share buy-backs)	-	(631,967)
Net cash provided by financing activities	10,534,564	22,483,508

Net decrease in cash, cash equivalents and restricted cash	(10,777,178)	(1,831,671)

Cash, cash equivalents and restricted cash - beginning of year	12,790,389	14,622,060

Cash, cash equivalents and restricted cash - end of year	$2,013,211	$12,790,389

Supplemental disclosure of cash flow information
Cash paid for interest	$245,855	$470,208
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities

Treasury stock reacquired in connection with convertible debt financing	$999,999	$-
Debt discount - convertible notes payable - original issue discount	$245,000	$-
Debt discount - convertible notes payable - issuance of common stock	$271,880	$-
Debt discount - convertible notes payable - issuance of warrants	$1,084,927	$-
Debt discount - convertible notes payable - stated interest	$215,600	$-
Debt discount - note payable - issuance of warrants	$48,418	$-
Stock issued in settlement of accounts payable	$65,456	$-
Reclassification of accrued interest - related party to note payable - related party	$-	$498,991
Exercise of warrants - cashless	$-	$41
Termination of ROU operating lease assets and liabilities	$-	$327,139
Right-of-use asset obtained in exchange for new operating lease liability	$-	$664,288